Exhibit 99.2

NEWS RELEASE

December 3, 2008

NCR to hold Analyst Day on Dec. 4, 2008

DAYTON, Ohio – NCR Corporation (NYSE: NCR) will make presentations to the investment community on Dec. 4, 2008, regarding the company’s business strategy.

The presentation materials will be available on Dec. 4, 2008, on the NCR investor relations home page, http://investor.ncr.com.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company and leader in automated teller machines, self-checkouts and other self- and assisted-service solutions, serving customers in more than 100 countries. NCR’s software, hardware, consulting and support services help organizations in retail, financial, travel, healthcare and other industries interact with consumers across multiple channels.

#    #    #

NCR is a trademark of NCR Corporation in the United States and other countries.

Contact

Investor Information: Gavin Bell NCR Corporation 212.589.8468 gavin.bell@ncr.com	News Media Information: Alan Ulman NCR Corporation 770.623.7998 alan.ulman@ncr.com